SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2003

Crown Financial Group, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-23410	13-1924455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Crown Financial Group, Inc.

Current Report on Form 8-K

Item 5. Other Events and Regulation FD Disclosure

On November 28, 2003 the registrant issued a press release announcing it will be de-listed from the Nasdaq Small Cap Market effective as of the opening of the market on December 1, 2003. The de-listing action came as a result of the Company’s previously announced discovery of financial misstatements by the Company’s former finance department and the Company’s notice to the marketplace not to rely on the Company’s previously disclosed financial statements until the conclusion of its internal review conducted under the oversight of the Company’s Audit Committee. The press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

1.	Financial Statements

Not required

2.	Pro forma Financial Information

Not required

3.	Exhibits

Exhibit No.	Description

99.1	Press release of registrant issued November 28, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: November 28, 2003

CROWN FINANCIAL GROUP, INC.

By:	/s/ MICHAEL T. DORSEY
	Name:	Michael T. Dorsey
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of registrant dated November 28, 2003.